Exhibit 99.1
CoStar Group Q2 Revenue Increases 15% Year-over-Year,
Achieves All-time High Quarterly Net New Bookings of $93 million and
Increases Homes.com Members 56% from Q1 2025

Arlington, VA – July 22, 2025 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information, analytics, and 3D digital twin technology in the property markets, announced today that revenue for the quarter ended June 30, 2025 was $781 million, up 15% over revenue of $678 million for the quarter ended June 30, 2024. Net income was $6 million and net income per diluted share was $0.01 for the second quarter 2025. Adjusted EBITDA was $85 million in Q2 2025, an increase of 108% from Q2 2024.
“We had an outstanding Q2 2025 as we delivered our 57th consecutive quarter of double-digit revenue growth with a 15% year-over-year increase in revenue,” said Andy Florance, Founder and Chief Executive Officer of CoStar Group. “We achieved our all-time high net new bookings in Q2 of $93 million, a 65% increase from last quarter, powered by Apartments.com’s highest net new bookings quarter in two years. Our dedicated Homes.com sales team turned in its best net new bookings in Q2 as we added 6,300 Members, an increase of 56% from the end of Q1 2025. Our demo-to-close rate exceeded 50%. The investments in our sales force, mission critical products, and marketplaces are driving these outstanding results as our commercial information and marketplace brands1 realized a 43% profit margin for Q2 2025.”

Florance continued “Member agents are winning 62% more listings than comparable non-Member agents.2 We launched Boost on Homes.com in Q2. Boost is a digital marketing package that gives sellers and their agents the ability to maximize exposure of a single property on Homes.com. To date, we have sold more than 1,200 Boosts to agents and home sellers. The Homes.com Network is the second largest in the industry in the United States, with 111 million average monthly unique visitors.3

Year 2024-2025 Quarterly Results - Unaudited
(in millions, except per share data)
	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$656	$678	$693	$709	$732	$781
Net income (loss)	7	19	53	60	(15)	6
Net income (loss) per share - diluted	0.02	0.05	0.13	0.15	(0.04)	0.01
Weighted-average outstanding shares - diluted	407	407	408	408	411	424

EBITDA	(13)	12	51	73	(1)	29
Adjusted EBITDA	12	41	76	112	66	85
Non-GAAP net income	42	61	88	106	63	74
Non-GAAP net income per share - diluted	0.10	0.15	0.22	0.26	0.15	0.17
1References to “commercial information and marketplace brands” refer to our consolidated financial position and results excluding the impact of Homes.com, OnTheMarket, and Matterport.
2Based on CoStar Group's internal analysis comparing Members to non-Members on Homes.com.
3Based on: (1) the Homes.com Network (which includes Homes.com, the Apartments Network, and the Land Network) average monthly unique visitors (111 million) for the quarter ended June 30, 2025, according to Google Analytics, (2) Realtor.com’s average monthly unique users (66 million) of Realtor.com’s web and mobile sites according to internal data, for the quarter ended March 31, 2025, as reported in News Corp’s press release on May 8, 2025, (3) Redfin’s monthly average visitors (45.66 million) for the quarter ended March 31, 2025, according to Google Analytics, as reported in Redfin’s Quarterly Report on Form 10-Q filed on May 6, 2025 and (4) Zillow Group’s average monthly unique users (227 million) for the quarter ended March 31, 2025, as reported in Zillow Group’s Quarterly Report on Form 10-Q dated May 7, 2025.

2025 Outlook
“We exceeded the top-end of our revenue and adjusted EBITDA guidance in Q2 delivering strong revenue growth, exceptional net new bookings and continued cost discipline while we invest throughout the business,” said Christian Lown, CFO of CoStar Group. The Company now expects revenue in the range of $3.135 billion to $3.155 billion for the full year 2025, representing revenue growth of approximately 15% year-over-year at the midpoint of the range. The Company expects revenue for the third quarter 2025 in the range of $800 million to $805 million, representing revenue growth of approximately 16% year-over-year at the midpoint of the range.
The Company is increasing its adjusted EBITDA guidance for the full year 2025 to a range of $370 million to $390 million, an increase of $10 million at the midpoint of the range from its previous guidance. For the third quarter 2025, the Company expects adjusted EBITDA in the range of $75 million to $85 million.
The Company expects full year 2025 non-GAAP net income per diluted share in a range of $0.76 to $0.80 based on 421 million shares. For the third quarter 2025, the Company expects non-GAAP net income per diluted share in a range of $0.15 to $0.17 based on 425 million shares. These ranges include an estimated non-GAAP tax rate of 26% for the full year and the third quarter 2025.

The preceding forward-looking statements reflect CoStar Group’s expectations as of July 22, 2025, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.
Reconciliations of EBITDA, adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share to the most directly comparable GAAP measures are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income (loss), can be found within the tables included in this release.
Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.
EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest income or expense, net and other income or expense, net; loss on debt extinguishment; income taxes, and depreciation and amortization expense.
Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense; acquisition- and integration-related costs; restructuring and related costs, including certain advisory fees; and settlements and impairments incurred outside the Company’s ordinary course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.
Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income (loss) attributable to CoStar Group for stock-based compensation expense; acquisition- and integration-related costs, including gains or losses on equity investments acquired in prospective targets and related to deal-contingent financial instruments; restructuring costs; settlement and impairment costs incurred outside the Company's ordinary course of business, and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2025, the Company is assuming a 26% tax rate to approximate its statutory corporate tax rate, excluding the impact of discrete items, to determine Non-GAAP net income for each quarterly period, year-to-date period, and the annual period.
Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.
Operating Metrics
Net new bookings is calculated based on the annualized amount of change in the Company's sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts, and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company's revenues over time.
Earnings Conference Call
Management will conduct a conference call to discuss the second quarter 2025 results and the Company’s outlook at 5:00 PM ET on Tuesday, July 22, 2025. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$781.3	$677.8	$1,513.5	$1,334.2
Cost of revenues	167.8	135.8	321.1	277.0
Gross profit	613.5	542.0	1,192.4	1,057.2

Operating expenses:
Selling and marketing (excluding customer base amortization)	394.9	358.4	763.8	724.5
Software development	97.1	79.6	191.6	162.0
General and administrative	122.2	109.9	263.3	208.4
Customer base amortization	26.5	10.2	43.7	21.2
	640.7	558.1	1,262.4	1,116.1
Loss from operations	(27.2)	(16.1)	(70.0)	(58.9)
Interest income, net	32.5	53.5	71.0	109.7
Other income (expense), net	16.3	(1.5)	13.9	(3.4)
Income before income taxes	21.6	35.9	14.9	47.4
Income tax expense	15.4	16.7	23.5	21.5
Net income (loss)	$6.2	$19.2	$(8.6)	$25.9

Net income (loss) per share - basic	$0.01	$0.05	$(0.02)	$0.06
Net income (loss) per share - diluted	$0.01	$0.05	$(0.02)	$0.06

Weighted-average outstanding shares - basic	419.6	406.0	415.1	405.8
Weighted-average outstanding shares - diluted	424.3	407.4	415.1	407.3

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$6.2	$19.2	$(8.6)	$25.9
Income tax expense	15.4	16.7	23.5	21.5
Income before income taxes	21.6	35.9	14.9	47.4
Amortization of acquired intangible assets	43.6	18.1	71.3	37.9
Stock-based compensation expense	51.8	22.7	82.2	45.5
Acquisition and integration related costs included in loss from operations	5.4	6.0	26.0	8.3
Unrealized gains on investments and deal-contingent foreign currency forward contracts related to an expected acquisition(1)	(22.1)	—	(24.6)	—
Restructuring and related costs	(1.4)	—	5.7	—
Settlements and impairments	0.6	—	8.9	—
Non-GAAP income before income taxes	99.5	82.7	184.4	139.1
Assumed rate for income tax expense(2)	26%	26%	26%	26%
Assumed provision for income tax expense	(25.9)	(21.5)	(47.9)	(36.2)
Non-GAAP net income	$73.6	$61.2	$136.5	$102.9

Net income (loss) per share - diluted	$0.01	$0.05	$(0.02)	$0.06
Non-GAAP net income per share - diluted	$0.17	$0.15	$0.32	$0.25

Weighted average outstanding shares - diluted	424.3	407.4	415.1	407.3
Non-GAAP dilutive shares(3)	—	—	4.8	—
Non-GAAP weighted average shares, diluted	424.3	407.4	419.9	407.3
__________________________
(1) Recorded in other income (expense), net in the condensed consolidated statements of operations.
(2) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.
(3) Includes the effect of potential common shares, such as the Company's stock options, restricted stock units, and deferred stock units, to the extent the effect is dilutive. In periods with a net loss available to common stockholders, the anti-dilutive effect of these potential common shares is excluded and diluted net loss per share is equal to basic net loss per share. Non-GAAP weighted average shares have been adjusted for these periods to include the dilutive impact.

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$6.2	$19.2	$(8.6)	$25.9
Amortization of acquired intangible assets in cost of revenues	17.1	7.9	27.6	16.7
Amortization of acquired intangible assets in operating expenses	26.5	10.2	43.7	21.2
Depreciation and other amortization	12.2	10.1	26.5	20.4
Interest income, net	(32.5)	(53.5)	(71.0)	(109.7)
Other (income) expense, net (1)	(16.3)	1.5	(13.9)	3.4
Income tax expense	15.4	16.7	23.5	21.5
EBITDA	28.6	12.1	27.8	(0.6)
Stock-based compensation expense	51.8	22.7	82.2	45.5
Acquisition and integration related costs	5.4	6.0	26.0	8.3
Restructuring and related costs	(1.4)	—	5.7	—
Settlements and impairments	0.6	—	8.9	—
Adjusted EBITDA	$85.0	$40.8	150.6	$53.2
__________________________
(1) Includes $8.5 million and $8.3 million of depreciation and amortization expense, including above-market lease amortization associated with lessor activities for the three months ended June 30, 2025 and 2024, respectively, and $13.5 million and $13.8 million for the six months ended June 30, 2025 and 2024, respectively.

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in millions)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,628.6	$4,681.0
Restricted cash	98.4	—
Equity investment	308.1	—
Accounts receivable	231.0	210.7
Less: Allowance for credit losses	(27.2)	(22.8)
Accounts receivable, net	203.8	187.9
Prepaid expenses and other current assets	92.6	81.3
Total current assets	4,331.5	4,950.2

Deferred income taxes, net	55.4	30.6
Property and equipment, net	1,206.7	1,014.9
Lease right-of-use assets	93.8	103.0
Goodwill	3,689.6	2,527.6
Intangible assets, net	915.6	433.2
Deferred commission costs, net	184.4	169.6
Deposits and other assets	30.1	27.7
Total assets	$10,507.1	$9,256.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	51.5	47.0
Accrued wages and commissions	135.9	133.3
Accrued expenses	220.3	163.7
Litigation accrual	96.7	—
Income taxes payable	1.0	23.2
Lease liabilities	25.8	32.0
Deferred revenue	187.4	137.1
Other current liabilities	23.8	16.0
Total current liabilities	742.4	552.3

Long-term debt, net	992.5	991.9
Deferred income taxes, net	8.2	7.6
Income taxes payable	26.4	25.0
Lease and other long-term liabilities	136.2	126.5
Total liabilities	1,905.7	1,703.3

Total stockholders' equity	8,601.4	7,553.5
Total liabilities and stockholders' equity	$10,507.1	$9,256.8

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in millions)

	Six Months Ended June 30,
	2025	2024
Operating activities:
Net income (loss)	$(8.6)	$25.9
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	112.8	72.1
Amortization of deferred commissions costs	66.9	56.3
Non-cash lease expense	16.0	16.5
Stock-based compensation expense	82.2	45.5
Deferred income taxes, net	(5.5)	(6.4)
Credit loss expense	16.9	17.0
Unrealized gains on investments and deal-contingent foreign currency forward contracts	(24.6)	—
Other operating activities, net	(1.9)	1.8
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(18.8)	(31.1)
Prepaid expenses, other current assets and other assets	13.4	(13.9)
Deferred commissions	(80.0)	(67.6)
Accounts payable and other liabilities	54.2	88.0
Lease liabilities	(18.8)	(18.4)
Income taxes payable, net	(21.3)	(7.0)
Deferred revenue	16.8	19.0
Net cash provided by operating activities	199.7	197.7

Investing activities:
Proceeds from sale and settlement of investments	203.4	—
Proceeds from sale of property, equipment, and other assets	0.8	—
Purchases of property, equipment, and other assets for new campuses	(172.5)	(449.5)
Purchases of property, equipment, and other assets	(58.2)	(23.0)
Purchases of equity securities	(284.8)	—
Cash paid for acquisitions, net of cash acquired	(750.1)	(5.1)
Net cash used in investing activities	(1,061.4)	(477.6)

Financing activities:
Payments of debt issuance costs	—	(3.4)
Repurchase of restricted stock to satisfy tax withholding obligations	(47.0)	(26.9)
Stock repurchase	(63.8)	—
Proceeds from exercise of stock options and employee stock purchase plan	14.4	17.2
Principal repayments of financing lease obligations	(2.0)	(2.2)
Net cash used in financing activities	(98.4)	(15.3)

Effect of foreign currency exchange rates on cash, cash equivalents, and restricted cash	6.1	(1.2)
Net decrease in cash, cash equivalents, and restricted cash	(954.0)	(296.4)
Cash, cash equivalents, and restricted cash at the beginning of period	4,681.0	5,215.9
Cash, cash equivalents, and restricted cash at the end of period	$3,727.0	$4,919.5

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in millions)

	Three Months Ended June 30,
	2025			2024
	North America	International	Total	North America	International	Total
CoStar	$251.6	$19.3	$270.9	$237.1	$15.9	$253.0
Information Services	35.7	3.6	39.3	27.9	5.5	33.4
Multifamily	292.3	—	292.3	264.2	—	264.2
LoopNet	72.6	3.1	75.7	67.2	2.6	69.8
Residential	17.1	11.3	28.4	16.2	10.0	26.2
Other Revenues	74.7	—	74.7	31.2	—	31.2
Total revenues	$744.0	$37.3	$781.3	$643.8	$34.0	$677.8

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in millions)

	Six Months Ended June 30,
	2025			2024
	North America	International	Total	North America	International	Total
CoStar	$499.2	$36.8	$536.0	$472.8	$30.5	$503.3
Information Services	71.7	7.4	79.1	55.3	11.1	66.4
Multifamily	574.8	—	574.8	519.0	—	519.0
LoopNet	142.6	5.9	148.5	133.6	5.3	138.9
Residential	33.6	22.0	55.6	24.6	20.2	44.8
Other Revenues	119.5	—	119.5	61.8	—	61.8
Total revenues	$1,441.4	$72.1	$1,513.5	$1,267.1	$67.1	$1,334.2

CoStar Group, Inc.
Results of Segments - Unaudited
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
EBITDA
North America	$43.3	$30.8	$52.4	$34.0
International	(14.7)	(18.7)	(24.6)	(34.6)
Total EBITDA	$28.6	$12.1	$27.8	$(0.6)

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2
Net income (loss)	$6.7	$19.2	$53.0	$59.8	($14.8)	$6.2
Income tax expense	4.8	16.7	24.7	25.2	8.1	15.4
Income (loss) before income taxes	11.5	35.9	77.7	85.0	(6.7)	21.6
Amortization of acquired intangible assets	19.8	18.1	16.5	19.8	27.7	43.6
Stock-based compensation expense	22.8	22.7	21.8	21.8	30.4	51.8
Acquisition and integration related costs	2.3	6.0	4.4	16.7	20.6	5.4
Unrealized gains on investments and deal-contingent foreign currency forward contracts related to an expected acquisition(1)	—	—	—	—	(2.5)	(22.1)
Restructuring and related costs	—	—	0.2	0.5	7.1	(1.4)
Settlements and impairments	—	—	(1.3)	—	8.3	0.6
Non-GAAP income before income taxes(2)	56.4	82.7	119.3	143.8	84.9	99.5
Assumed rate for income tax expense(3)	26.0%	26.0%	26.0%	26.0%	26.0%	26.0%
Assumed provision for income tax expense	(14.7)	(21.5)	(31.0)	(37.4)	(22.1)	(25.9)
Non-GAAP net income(2)	$41.7	$61.2	$88.3	$106.4	$62.8	$73.6

Non-GAAP net income per share - diluted	$0.10	$0.15	$0.22	$0.26	$0.15	$0.17

Weighted average outstanding shares - diluted	406.2	407.4	408.0	408.4	410.5	424.3
Non-GAAP dilutive shares(4)	—	—	—	—	5.0	—
Non-GAAP weighted average shares, diluted	406.2	407.4	408.0	408.4	415.5	424.3
__________________________
(1) Recorded in other income (expense), net in the condensed consolidated statements of operations.
(2) Totals may not foot due to rounding.
(3) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.
(4) Diluted loss per share includes the effect of potential common shares, such as the Company's stock options, restricted stock units, and deferred stock units, to the extent the effect is dilutive. In periods with a net loss available to common stockholders, the anti-dilutive effect of these potential common shares is excluded and diluted net loss per share is equal to basic net loss per share. Non-GAAP weighted average shares have been adjusted for these periods to include the dilutive impact.

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2
Net income (loss)	$6.7	$19.2	$53.0	$59.8	$(14.8)	$6.2
Amortization of acquired intangible assets	19.8	18.1	16.5	19.8	27.7	43.6
Depreciation and other amortization	10.3	10.1	10.6	13.1	14.3	12.2
Interest income, net	(56.2)	(53.5)	(55.6)	(47.2)	(38.5)	(32.5)
Other expense (income), net(1)	1.9	1.5	1.6	2.2	2.4	(16.3)
Income tax expense	4.8	16.7	24.7	25.2	8.1	15.4
EBITDA(2)	$(12.7)	$12.1	$50.8	$72.9	$(0.8)	$28.6
Stock-based compensation expense	22.8	22.7	21.8	21.8	30.4	51.8
Acquisition and integration related costs	2.3	6.0	4.4	16.7	20.6	5.4
Restructuring and related costs	—	—	0.2	0.5	7.1	(1.4)
Settlements and impairments	—	—	(1.3)	—	8.3	0.6
Adjusted EBITDA(2)	$12.4	$40.8	$75.9	$111.9	$65.6	$85.0
__________________________
(1) Includes $5.5 million, $8.3 million, $8.3 million, $5.0 million, $6.5 million, and $8.5 million of depreciation and amortization expense, including above-market lease amortization, associated with lessor activities, for the three months ending March 31, 2024, June 30, 2024, September 30, 2024, December 31, 2024, March 31, 2025, and June 30, 2025, respectively.

(2) Totals may not foot due to rounding.

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in millions, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income (Loss) to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending September 30, 2025		December 31, 2025
	Low	High	Low	High
Net income (loss)	$(5.4)	$0.6	$37.0	$46.0
Income tax expense	2.4	6.4	43.0	54.0
Income (loss) before taxes	(3.0)	7.0	80.0	100.0
Amortization of acquired intangible assets	42.0	42.0	156.0	156.0
Stock-based compensation expense	50.0	50.0	177.0	177.0
Acquisition and integration related costs	3.0	3.0	31.0	31.0
Restructuring and related costs	—	—	6.0	6.0
Settlements and impairments	—	—	9.0	9.0
Unrealized gains on investments and deal-contingent foreign currency forward contracts related to an expected acquisition	—	—	(25.0)	(25.0)
Non-GAAP income before income taxes	92.0	102.0	434.0	454.0
Assumed rate for income tax expense(1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for income tax expense	(23.9)	(27.0)	(112.8)	(118.0)
Non-GAAP net income	68.0	75.0	321.0	336.0

Net income (loss) per share - diluted	$(0.01)	$—	$0.09	$0.11
Non-GAAP net income per share - diluted	$0.16	$0.18	$0.76	$0.80

Weighted average outstanding shares - diluted	424.6	424.6	421.1	421.1
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Forward-Looking Guidance, Net Income (Loss) to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending September 30, 2025		December 31, 2025
	Low	High	Low	High
Net income (loss)	$(5.4)	$0.6	$37.0	$46.0
Amortization of acquired intangible assets	$42.0	$42.0	$156.0	$156.0
Depreciation and other amortization	$13.0	$13.0	$54.0	$54.0
Interest income, net	$(32.0)	$(32.0)	$(133.0)	$(133.0)
Other expense (income), net	$2.0	$2.0	$(10.0)	$(10.0)
Income tax expense	$2.4	$6.4	$43.0	$54.0
Stock-based compensation expense	$50.0	$50.0	$177.0	$177.0
Acquisition and integration related costs	$3.0	$3.0	$31.0	$31.0
Restructuring and related costs	$—	$—	$6.0	$6.0
Settlements and impairments	$—	$—	$9.0	$9.0
Adjusted EBITDA	$75.0	$85.0	$370.0	$390.0

Investor Relations:
Rich Simonelli
Head of Investor Relations
CoStar Group Investor Relations
(973) 896-8184
getrich@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costar.com

About CoStar Group
CoStar Group (NASDAQ: CSGP) is a global leader in commercial real estate information, analytics, online marketplaces, and 3D digital twin technology. Founded in 1986, CoStar Group is dedicated to digitizing the world’s real estate, empowering all people to discover properties, insights, and connections that improve their businesses and lives.

CoStar Group’s major brands include CoStar, a leading global provider of commercial real estate data, analytics, and news; LoopNet, the most trafficked commercial real estate marketplace; Apartments.com, the leading platform for apartment rentals; and Homes.com, the fastest-growing residential real estate marketplace. CoStar Group’s industry-leading brands also include Matterport, a leading spatial data company whose platform turns buildings into data to make every space more valuable and accessible, STR, a global leader in hospitality data and benchmarking, Ten-X, an online platform for commercial real estate auctions and negotiated bids and OnTheMarket, a leading residential property portal in the United Kingdom.

CoStar Group’s websites attracted over 111 million average monthly unique visitors in the second quarter of 2025, serving clients around the world. Headquartered in Arlington, Virginia, CoStar Group is committed to transforming the real estate industry through innovative technology and comprehensive market intelligence. From time to time, we plan to utilize our corporate website as a channel of distribution for material company information. For more information, visit CoStarGroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “likely,” “might,” “believe,” “expect,” “observe,” “consider”, “think,” “intend,” “envision,” “will,” “should,” “could”, “would,” “plan,” “target,” “goal,” “estimate,” “predict,” “continue,” “commit,” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risks related to the specific timing, price, and size of repurchases under the Stock Repurchase Program, including that the Stock Repurchase Program may be suspended or discontinued at any time at the Company's discretion; our inability to attract and retain new clients; our inability to successfully develop and introduce new or updated online marketplace services, information, and analytics; our inability to compete successfully against existing or future competitors in attracting advertisers and in general; the effects of fluctuations and market cyclicality; the effects of global economic uncertainties and downturns or a downturn or consolidation in the real estate industry; our inability to hire qualified persons for, or retain and continue to develop our sales force, or unproductivity of our sales force; our inability to retain and attract highly capable management and operating personnel; the downward pressure that our internal and external investments may place on our operating margins; our inability to increase brand awareness; our inability to maintain or increase internet traffic to our marketplaces, and the risk that the methods, including Google Analytics, that we use to measure average monthly unique visitors to our portals may misstate the actual number of unique persons who visit our network of mobile applications and websites for a given month or may differ from the methods used by competitors; our inability to attract new advertisers; our inability to successfully identify, finance, integrate, and/or manage costs related to acquisitions; our inability to complete certain strategic transactions if a proposed transaction is subject to review or approval by regulatory authorities pursuant to applicable laws or regulations; our inability to realize the benefits of the acquisition of Matterport; the effects of cyberattacks and security vulnerabilities, and technical problems or disruptions; the significant costs associated with undertaking a large infrastructure project to build out our campus in Richmond, Virginia; our inability to generate increased revenues from our current or future geographic expansion plans; the risks related to acceptance of credit cards and debit cards and facilitation of other customer payments; the effects of climate related events and other events beyond our control; the effects related to attention to climate-related risks and opportunities; our inability to obtain and maintain accurate, comprehensive, or reliable data; our inability to obtain and maintain stable data feeds, or disruption of our data feeds; our inability to enforce or defend our ownership and use of intellectual property; the effects of use of new and evolving technologies, including artificial intelligence, on our ability to protect our data and intellectual property from misappropriation by third parties; our inability to defend against potential legal liability for collecting, displaying, or distributing information; our inability to obtain or retain listings from real estate brokers, agents, property owners, and apartment property managers; our inability to maintain or establish relationships with third-party listing providers; our inability to comply with the rules and compliance requirements of Multiple Listing Services; the risks related to international operations; the effects of foreign currency exchange rate fluctuations; our indebtedness; the effects of a lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; the effects of any actual or perceived failure to comply with privacy laws and standards; the effects of changes in tax laws, regulations, or fiscal and tax policies; the effects of third-party claims, litigation, regulatory proceedings, or government investigations; and risks related to return on investment; the inability of third-party suppliers upon which

Matterport relies to fulfill its needs; the risks related to our equity investments; the risks associated with the ability to consummate the transaction to acquire Domain Holdings Australia Limited (the "Domain Transaction") and realize the benefits of the Domain Transaction; and the risks related to open source software. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission (the "SEC"), including in CoStar Group’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.